UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    Form 8-A


                For Registration of Certain Classes of Securities

    Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934.


                    Global 1 Investment Holding Corporation
                    ---------------------------------------
       (Exact name of small business issuer as specified in its charter)


              Georgia                                     20-8887008
              -------                                     ----------
  (State or other jurisdiction of              (IRS Employer Identification No.)
   incorporation or organization)


         233 Peachtree Street
              Suite 1225
              Atlanta, GA                                     30303
              -----------                                     -----
   (Address of principal executive offices)                 (Zip Code)

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     Title of each class to                   Name of each exchange on which
       be so registered                       each class is to be registered

   Series A Preferred Shares                        Not applicable.

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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. { }.

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. { x }.

Securities Act registration statement file number to which this form relates. { not applicable }

Securities to be registered pursuant to Section 12(g) of the Act:


                        Global 1 Series A Preferred Stock
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                                (Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

     The designation of the series of preferred stock of the Global 1 Investment Holding Corporation ("GOIH") created by this resolution shall be "Non-Cumulative Preferred Stock, Series A" (the "Series A Preferred Stock"), and the number of shares initially constituting the Series A Preferred Stock is 50,000,000. Shares of Series A Preferred Stock will have $10.00 par value and a stated value and liquidation preference of $10.00 per share. The Board of Directors of GOIH, or a duly authorized committee thereof, in its sole discretion, may reduce the number of shares of Series A Preferred Stock, provided such reduction is not below the number of shares of Series A Preferred Stock then outstanding.


Item 2. Exhibits.

Global 1 Investment Holding Corporation Certificate of Designation of Non-Cumulative Preferred Stock Series A.



In accordance with Section 12 or 15(d) of the Exchange Act, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



Global 1 Investment Holdings Corporation.


By: /s/ Barry Thomas, CEO
Dated: June 5, 2007
Atlanta, GA.